Exhibit 99.2

Nasdaq: SFNC 3 rd Quarter 2023 Earnings Presentation Contents 3 Company Profile 4 Q3 Financial Highlights 12 Deposits, Securities, Liquidity, Interest Rate Sensitivity and Capital 18 Loan Portfolio 22 Credit Quality 26 Q3 23 Key Takeaways 28 Appendix

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements . Certain statements by Simmons First National Corporation (the “Company”, which where appropriate includes the Company’s wholly - owned banking subsidiary, Simmons Bank) contained in this presentation may not be based on historical facts and should be considered "forward - looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 . These forward - looking statements may be identified by reference to a future period(s) or by the use of forward - looking terminology, such as "anticipate," “believe,” “continue,” "estimate," "expect," "foresee,“ “indicate,” “plan,” “potential,” “project,” “target,” "may," "might," "will," "would," "could,“ “should,” “likely” or "intend," future or conditional verb tenses, and variations or negatives of such terms or by similar expressions . These forward - looking statements include, without limitation, statements relating to the Company’s future growth ; business strategies ; product development ; revenue ; expenses (including interest expense and non - interest expenses) ; assets ; loan demand (including loan growth, loan capacity, and other lending activity) ; deposit levels ; asset quality ; profitability ; earnings ; critical accounting policies ; accretion ; net interest margin ; noninterest income ; the Company's common stock repurchase program ; adequacy of the allowance for credit losses ; income tax deductions ; credit quality ; level of credit losses from lending commitments ; net interest revenue ; interest rate sensitivity (including, among other things, the potential impact of rising rates) ; loan loss experience ; liquidity ; capital resources ; future economic conditions and market risk ; interest rates ; the expected benefits, milestones, timelines, and costs associated with the Company’s merger and acquisition strategy and activity ; the Company’s ability to recruit and retain key employees ; increases in, and cash flows associated with, the Company’s securities portfolio ; legal and regulatory limitations and compliance and competition ; anticipated loan principal reductions ; plans for investments in and cash flows from securities ; projections regarding securities investments and maturities thereof ; estimates of future swap income set forth on slide 8 ; statements contained in the “ 2023 Efficiency Targets Update” and “Long - Term Objectives” set forth on slide 11 ; the interest rate sensitivity estimates noted on slide 16 ; and dividends . Readers are cautioned not to place undue reliance on the forward - looking statements contained in this presentation in that actual results could differ materially from those indicated in or implied by such forward - looking statements due to a variety of factors . These factors include, but are not limited to, changes in the Company's operating or expansion strategy ; the availability of and costs associated with obtaining adequate and timely sources of liquidity ; the ability to maintain credit quality ; changes in general market and economic conditions ; increased unemployment ; labor shortages ; possible adverse rulings, judgments, settlements and other outcomes of pending or future litigation ; the ability of the Company to collect amounts due under loan agreements ; changes in consumer preferences and loan demand ; the effectiveness of the Company's interest rate risk management strategies ; laws and regulations affecting financial institutions in general or relating to taxes ; the effect of pending or future legislation ; the ability of the Company to repurchase its common stock on favorable terms ; the ability of the Company to successfully manage and implement its acquisition strategy and integrate acquired institutions ; difficulties and delays in integrating an acquired business or fully realizing cost savings and other benefits of mergers and acquisitions ; changes in interest rates, deposit flows, real estate values, and capital markets ; increased inflation ; customer acceptance of the Company's products and services ; changes or disruptions in technology and IT systems (including cyber threats, attacks and events) ; changes in accounting principles relating to loan loss recognition (current expected credit losses, or CECL) ; the benefits associated with the Company’s early retirement program ; political crises, war, and other military conflicts (including the ongoing military conflicts between Russia and Ukraine and between Israel and Hamas) or other major events, or the prospect of these events ; increased competition ; changes in governmental policies ; loss of key employees ; the soundness of other financial institutions and indirect exposure related to the closings of Silicon Valley Bank (“SVB”), Signature Bank and Silvergate Bank and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns with SVB, Signature Bank and Silvergate Bank may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships) ; and other risk factors . Other relevant risk factors may be detailed from time to time in the Company's press releases and filings with the U . S . Securities and Exchange Commission, including, without limitation, the Company’s Form 10 - K for the year ended December 31 , 2022 , and the Company’s Form 10 - Q for the quarterly period ended March 31 , 2023 . In addition, there can be no guarantee that the board of directors (“Board”) of the Company will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends . Any forward - looking statement speaks only as of the date of this presentation, and the Company undertakes no obligation to update these forward - looking statements to reflect events or circumstances that occur after the date of this presentation . Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results . Non - GAAP Financial Measures . This presentation contains financial information determined by methods other than in accordance with U . S . generally accepted accounting principles (“GAAP”) . The Company’s management uses these non - GAAP financial measures in their analysis of the Company’s performance and capital adequacy . These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax - exempt, as well as exclude from net income (including on a per share diluted basis), pre - tax, pre - provision earnings, net charge - offs, income available to common shareholders, non - interest income, and non - interest expense certain income and expense items attributable to, for example, merger activity (primarily including merger - related expenses and Day 2 CECL provisions), gains and/or losses on sale of branches, net branch right - sizing initiatives, loss on redemption of trust preferred securities and gain on sale of intellectual property . In addition, the Company also presents certain figures based on tangible common stockholders’ equity, tangible assets and tangible book value, which exclude goodwill and other intangible assets, and presents certain other figures to include the effect that accumulated other comprehensive income could have on the Company’s capital levels . The Company further presents certain figures that are exclusive of the impact of Paycheck Protection Program (“PPP”) loans, deposits and/or loans acquired through acquisitions, mortgage warehouse loans, and/or energy loans, or gains and/or losses on the sale of securities . The Company’s management believes that these non - GAAP financial measures are useful to investors because they, among other things, present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, present the Company’s capital inclusive of the potential impact of AOCI (primarily comprised of unrealized losses on securities), as well as normalize for tax effects, the effects of the PPP, and certain other effects . Management, therefore, believes presentations of these non - GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s ongoing businesses, and management uses these non - GAAP financial measures to assess the performance of the Company’s ongoing businesses as related to prior financial periods . These non - GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . Where non - GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the appendix to this presentation .

3 Simmons First National Corporation A Mid - South based financial holding company serving our customers and the communities where we work and live since 1903 Company Overview $27.6 BILLION TOTAL ASSETS $22.2 BILLION TOTAL DEPOSITS 114 CONSECUTIVE YEARS PAYING DIVIDENDS 3 $7.7 BILLION ASSETS UNDER MANAGEMENT/ ADMINISTRATION $16.8 BILLION TOTAL LOANS 120 YEARS OF SERVICE 232 FINANCIAL CENTERS ACROSS SIX STATES 14.3% TOTAL RBC RATIO 7.1% TCE RATIO 1 4.8% DIVIDEND YIELD 2 75% LOAN TO DEPOSIT RATIO 0.32% NPA TO TOTAL ASSETS 267% NPL COVERAGE RATIO Figures presented on this slide are as of September 30, 2023, unless otherwise noted (1) Non - GAAP measures that management believes aid in the discussion of results. See appendix for Non - GAAP reconciliation (2) Based on October 6, 2023, closing stock price of $16.77 and projected annualized dividend rate of $0.80 per share (3) The future payment of dividends is not guaranteed and is subject to various factors, including approval by the Company’ s b oard of directors

Q3 23 Financial Highlights

Q3 23 Highlights

1 Bottom line results reflect continued focus on maintaining strong asset quality, capital and liquidity positions while navigating the challenging interest rate environment

2 Continued implementation of Better Bank Initiative with focus on managing controllable expenses leads to decline in noninterest expense. Annual cost savings from Better Bank Initiative achieved ahead of schedule

3 Balance sheet optimization aimed at targeted loan growth that reflects prudent underwriting standards and pricing discipline remains a key priority. Continued to utilize securities portfolio to fund loan growth or reduce wholesale funding

4 Maintained strong capital position and regulatory capital ratios significantly above "well-capitalized" levels while focused on growing tangible book value per share

Q3 net income **$47.2M** Adjusted earnings[1] of $48.8M	Q3 diluted EPS **$0.37** Adjusted EPS[1] of $0.39
Q3 noninterest expense **-6%** vs Q2 23 Adjusted NIE[1] down 4%	NIE as a % of avg assets **1.90%** in Q3 Adjusted NIE[(1)] at 1.87%
Balance sheet optimization Avg loans +1% (QoQ annualized) Avg deposits +1% (QoQ annualized) Avg assets -2% (QoQ annualized)	ACL to total loans ratio **1.30%** at end of Q3 NPA to total assets at 32 bps
Book value per share **+6%** vs Q3 22 Tangible BVPS[1] +9%	Share repurchase activity: **1.1M** shares in Q3 $40M remaining capacity[2]

QoQ = 3Q23 vs 2Q23 PE – Period End NCO Ratio – Net Charge-Offs as a Percentage of Average Loans (annualized) ACL – Allowance for Credit Losses

(1) Non-GAAP measures that management believes aid in the discussion of results. See Appendix for Non-GAAP reconciliation

(2) Market conditions and our capital needs (among other things) will drive decisions regarding additional, future stock repurchases

5

6 Balance Sheet Highlights $ in millions, except per share data Q3 23 Q2 23 Q3 22 $ Change % Change $ Change % Change Period End Balances Total loans $16,771.9 $16,833.7 $15,607.1 $(61.8) - % $1,164.8 7 % Investment securities 7,100.7 7,336.5 7,724.6 (235.8) (3) (623.9) (8) Total assets 27,564.3 27,959.1 27,076.1 (394.8) (1) 488.3 2 Total deposits 22,231.2 22,488.7 22,148.7 (257.5) (1) 82.5 - Borrowed funds 1,788.4 1,842.0 1,499.2 (53.6) (3) 289.2 19 Total stockholders' equity 3,285.6 3,356.3 3,157.2 (70.8) (2) 128.4 4 Average Balances Total loans $16,758.6 $16,702.4 $15,320.8 $56.2 - % $1,437.8 9 % Investment securities 7,255.6 7,448.4 8,073.7 (192.8) (3) (818.1) (10) Total assets 27,594.6 27,766.1 26,868.7 (171.5) (1) 725.9 3 Total deposits 22,273.5 22,199.2 21,602.5 74.4 - 671.0 3 Borrowed funds 1,678.4 1,935.4 1,730.9 (257.0) (13) (52.5) (3) Total stockholders' equity 3,371.7 3,358.9 3,292.1 12.8 - 79.6 2 Select Other Data Equity to assets 11.92% 12.00% 11.66% Tangible common equity to tangible assets 1 7.07 7.22 6.69 Book value per share $26.26 $26.59 $24.87 $(0.33) (1)% $1.39 6 % Tangible book value per share 1 14.77 15.17 13.51 (0.40) (3) 1.26 9 Allowance for credit losses to total loans 1.30% 1.25% 1.27% Nonperforming loan coverage ratio 267 292 342 Q3 23 vs Q2 23 Q3 23 vs Q3 22 (1) Non - GAAP measures that management believes aid in the discussion of results. See appendix for Non - GAAP reconciliation Q3 23 Highlights Linked Quarter Comparison (Q3 23 vs Q2 23) □ While period end balances reflect a decrease from Q 2 23 levels, average balances reflect a strategic priority centered on balance sheet optimization ▪ + $ 56 . 2 M increase in average loans ▪ + $ 74 . 4 M increase in average deposits ▪ - $ 192 . 8 M decrease in average securities ▪ - $ 257 . 0 M decrease in borrowed funds

Income Summary

Income Summary $ in millions, except per share data	Q3 23	Q2 23	Q3 22	% Change vs Q2 23	% Change vs Q3 22
Net interest income	$153.4	$163.2	$193.6	(6) %	(21) %
Noninterest income, excluding securities gain (loss)[1]	42.8	45.4	43.0	(6)	(1)
Total revenue, excluding securities gain (loss)[1]	**196.2**	**208.6**	**236.6**	**(6)**	**(17)**
Noninterest expense	132.0	139.7	138.9	(6)	(5)
Pre-provision net revenue[1]	**64.2**	**68.9**	**97.7**	**(7)**	**(34)**
Gain (loss) on sale of securities	-	(0.4)	-	NM	NM
Provision for credit losses on loans	8.9	0.1	0.1	NM	NM
Provision for credit losses on investment securities	(1.2)	-	-	NM	NM
Provision for income taxes	9.2	10.1	17.0	(9)	(45)
Net income	**$ 47.2**	**$ 58.3**	**$ 80.6**	**(19) %**	**(41) %**
Diluted EPS	**$ 0.37**	**$ 0.46**	**$ 0.63**	**(20) %**	**(41) %**
Impact of certain items, net of tax[1, 2]	**$ 1.6**	**$ 2.8**	**$ 1.7**		
Adjusted pre-provision net revenue[1]	**$ 66.3**	**$ 72.6**	**$ 100.0**	**(9) %**	**(34) %**
Adjusted earnings[1]	**$ 48.8**	**$ 61.1**	**$ 82.3**	**(20) %**	**(41) %**
Adjusted diluted EPS[1]	**$ 0.39**	**$ 0.48**	**$ 0.64**	**(19) %**	**(39) %**

Q3 23 Highlights

Linked Quarter Comparison (Q3 23 vs Q2 23)

- Total revenue of $196.2 million reflects impact from higher deposit costs and change in deposit mix as customers continue to migrate to higher rate deposit offerings.
- Continued implementation of Better Bank Initiative with focus on managing controllable expenses leads to decline in noninterest expense
  - $7.7 million, or 6%, decline in noninterest expense
  - $6.1 million, or 4%, decline in adjusted noninterest expense[1]
- Pre-provision net revenue of $64.2 million; adjusted pre-provision net revenue of $66.3 million

Note: Numbers may not add due to rounding NM – not meaningful
(1) Non-GAAP measures that management believes aid in the discussion of results. See appendix for Non-GAAP reconciliation
(2) Effective tax rate of 26.135%

7

Net Interest Income and Margin (FTE)

Net Interest Income and Margin

$ in millions; FTE



$199.8
$199.8
$184.1
$169.3
$159.9
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
NIM 3.34%
3.31%
3.09%
2.76%
2.61%

Net Interest Income Evolution

$ in millions; FTE



$169.3
$11.8
$(24.8)
$1.9
$1.7
$159.9
Q2 23
Δ in Interest Income (FTE) excluding impact of swap
Δ in Interest Expense - Deposits
Δ in Interest Expense - Borrowings
Impact of swap, net
Q3 23

Select Yields/Rates

FTE (%)



4.86
5.40
5.67
5.89
6.08
3.92
4.29
5.31
5.60
2.66
2.68
2.92
2.91
3.08
2.29
1.58
1.96
2.37
0.47
1.02
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Loan Yield (FTE)
Cost of Deposits
Securities (FTE)
Other Borrowings

Estimated Future Swap Income[1]

$ in millions; Based on forward Fed Fund rates



Assumed Average Effective Fed Funds Rate
5.35%
5.32%
5.20%
4.97%
4.70%
$10.7
$10.5
$10.2
$9.7
$9.0
Q4 23
Q1 24
Q2 24
Q3 24
Q4 24

Q3 23 Highlights

Linked Quarter Comparison (Q3 23 vs Q2 23)

- Asset portion of balance sheet
  - **+19 bps** increase in yield on loans
  - **+17 bps** increase in yield on investment securities
  - **+21 bps** increase in yield on earnings assets
  - **3%** decrease in average investment securities
- Liability portion of balance sheet
  - **+41 bps** increase in cost of deposits reflects change in mix of deposits and competitive environment
  - **13%** decrease in average other borrowings
  - Excess cash flows from investments securities portfolio not utilized to fund loan growth applied to reduce other borrowings
- Estimated future swap income based on projected average Effective Fed Fund rates. Estimated interest income derived from swap of $29.7 million[1] for FY 2025 based on projected average Effective Fed Fund rate of 4.11%
- Remaining balance of purchase accounting accretion at 9/30/23 was $15.0 million

FTE – Fully taxable equivalent using an effective tax rate of 26.135%

Totals may not foot due to rounding

1 Estimated swap income based on projected forward effective fed funds rates of 5.35% for Q4 23, 5.32% for Q1 24, 5.20% for Q2 24, 4.97% for Q3 24, 4.70% for Q4 24 and 4.11% for the full-year of 2025. Does not include potential impact of hedge ineffectiveness that is recorded in interest income. Under the terms of the swap agreement, the Company receives Effective Fed Funds rate and pays a fixed rate of 1.21%

8

Noninterest Income

$ in millions	Q3 23	Q2 23	Q3 22	% Change vs Q2 23	% Change vs Q3 22
Service charges on deposit accounts	$12.4	$12.9	$ 12.6	(4) %	(1) %
Wealth management fees	7.7	7.4	8.6	4	(10)
Debit and credit card fees	7.7	8.0	7.7	(3)	-
Mortgage lending income	2.2	2.4	2.6	(10)	(17)
Bank owned life insurance	3.1	2.6	2.9	21	7
Other service charges and fees	2.2	2.3	2.1	(1)	7
Other	7.4	9.8	6.7	(24)	12
	42.8	45.4	43.0	(6)	(1)
Gain (loss) on sale of securities	-	(0.4)	-	NM	NM
Total noninterest income	**$42.8**	**$45.0**	**$43.0**	**(5) %**	**(1) %**
Adjusted noninterest income[1]	**$42.8**	**$45.0**	**$42.7**	**(5) %**	**- %**

Q3 23 Highlights

Linked Quarter Comparison (Q3 23 vs Q2 23)

- Decrease in service charges on deposits accounts was primarily due to certain insufficient funds fee structure changes for consumer deposit accounts that were implemented during the quarter
- Decrease in other income primarily reflects the positive impact of fair value adjustments related to certain equity investments and death benefits from bank owned life insurance recorded in Q2 23



Revenue Per Employee (FTE)
($ in thousands)
$73.8 $73.7 $73.4 $72.2 $70.1 $70.1 $67.9 $68.0 $65.3 $65.3
Q3 22 Q4 22 Q1 23 Q2 23 Q3 23
Total revenue per employee
Adjusted total revenue per employee(1)



Noninterest Income
to Total Revenue
18.2% 18.1% 18.8% 17.4% 20.5% 20.5% 21.6% 21.8% 21.8% 21.8%
Q3 22 Q4 22 Q1 23 Q2 23 Q3 23



Noninterest Income
Per Employee (FTE)
($ in thousands)
$13.4 $13.3 $13.8 $12.6 $14.4 $14.4 $14.7 $14.8 $14.2 $14.2
Q3 22 Q4 22 Q1 23 Q2 23 Q3 23

Totals may not foot due to rounding NM – not meaningful FTE – Full-time equivalent

(1) Non-GAAP measures that management believes aid in the discussion of results. See appendix for Non-GAAP reconciliation

9

$ in millions Q3 23 Q2 23 Q3 22 Q2 23 Q3 22 Salaries and employee benefits $67.4 $74.7 $71.9 (10) % (6)% Occupancy expense, net 12.0 11.4 11.7 5 3 Furniture and equipment 5.1 5.1 5.4 - (5) Deposit insurance 4.7 5.2 3.3 (10) 43 OREO and foreclosure expense 0.2 0.3 0.2 (21) 36 Other 42.6 42.9 45.1 (1) (6) Merger related costs - - 1.4 - (100) Total noninterest expense $132.0 $139.7 $138.9 (6) % (5)% Adjusted noninterest expense 1 $129.9 $136.0 $136.4 (4) % (5)% % Change vs 3,206 3,236 3,189 3,066 3,005 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Employees (FTE) 57.2% 58.3% 62.3% 65.2% 65.1% 54.4% 57.0% 59.4% 61.3% 61.9% Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Efficiency ratio Adjusted efficiency ratio (1) Efficiency Ratio 2.07% 2.10% 2.11% 2.02% 1.90% 2.03% 2.08% 2.08% 1.96% 1.87% Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Noninterest expense Adjusted noninterest expense (1) Noninterest Expense as a Percentage of Total Average Assets 10 Noninterest Expense Note: Numbers may not add due to rounding NM – not meaningful FTE – full - time equivalent (1) Non - GAAP measures that management believes aid in the discussion of results. See appendix for Non - GAAP reconciliation Q3 23 Highlights Linked Quarter Comparison (Q3 23 vs Q2 23) □ Better Bank Initiative and focus on actively managing controllable expenses leads to decline in noninterest expense ▪ $ 7 . 7 million, or 6% , decline in noninterest expense ▪ $6.1 million, or 4%, decline in adjusted noninterest expense □ Decline in salaries and employee benefits primarily reflects reduced level of base salaries, $ 4 . 0 million incentive accrual adjustment offset, in part, by early retirement program expense of $ 1 . 6 million □ Noninterest expense as a percentage of average assets at 1 . 90 % and adjusted noninterest expense at 1 . 87% - below 2 % target

Better Bank Initiative: Achieved 2023 efficiency targets ahead of schedule


Operational Excellence
Foundation
Sustainable Growth
People
Process
Systems
Great Place to Work

2023 Efficiency Targets Update

- **Early Retirement Program**
  - Program completed during Q3
  - ~$5.1 million of annual cost savings
- **Other Identified Opportunities**
  - Completed other identified opportunities during Q2 and Q3
  - Achieved 100% of original annual costs savings by the end of Q3

Original Estimate	Actual Results
~$15M annual cost savings	**~$15M** annual cost savings
100% achieved by the end of Q4	100% achieved by the end of Q3

Better Bank Initiative

- Balance sheet, liquidity & revenue optimization
- Enhance deposit and lending operations processes
- Expand data analytics capabilities and decision process
- Optimize product delivery channels
- Continued optimization of branch and digital delivery channels

Long-Term Objectives (3-5 years)

ROA ≥ 1.50%

Efficiency ratio = low 50%

Note: The "2023 Efficiency Targets Update" and "Long-Term Objectives" sections of this slide contain Company expectations and projections

11

Deposits, Securities, Liquidity, Interest Rate Sensitivity and Capital

Deposits: Mix shift reflects continued customer migration to higher rate deposit offerings

Deposit Mix
$ in billions


$22.1
$22.5
$22.5
$22.5
$22.2
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Noninterest Bearing
Interest Bearing Transactions
Time Deposits

Conservative Deposit Base[1]
$ in billions as of September 30, 2023


$22.2
$4.6
$2.8
$14.8
Uninsured, Non-Collateralized Deposits
Collateralized Deposits
FDIC Insured
Approximately 79% of deposits are FDIC insured or are collateralized deposits
Deposit Composition

Linked Quarter Deposit Change
$ in millions


Total Deposits
$(258)
Noninterest Bearing Transaction Accounts
$(274)
Interest Bearing Transaction Accounts
$(328)
Time Deposits
$319
Brokered Deposits (money market & CDs)
$25

Evolution of Funding Rates


44% deposit beta during this cycle2
Interest Bearing Deposits
Cost of Deposits
Avg Fed Funds Rate
2.20%
3.65%
4.52%
4.99%
5.26%
0.65%
1.41%
2.10%
2.57%
3.06%
0.47%
1.02%
1.58%
1.96%
2.37%
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23

Source: Average Fed Funds rate based on data from www.macrotrends.net

(1) Non-GAAP measures that management believes aid in the discussion of results. See appendix for Non-GAAP reconciliation. Collateralized deposits represent collateralized deposits less the portion that is FDIC insured

(2) Deposit beta calculated as change in cost of deposits from Q1 22 to Q3 23 divided by the change in quarterly average Federal Funds Effective rate for Q1 22 vs Q3 23

13

Securities Portfolio: Utilizing as a funding source to support balance sheet optimization FTE – fully taxable equivalent using an effective tax rate of 26.135% Data presented on this slide is as of September 30, 2023, unless otherwise noted (1) Effective yield of securities portfolio at 9/30/23, excluding AOCI impact of HTM transfers made during Q2 22 (2) Bond ratings reflect highest rating by Moody's Investors Service, Inc., Standard & Poor's or Fitch Ratings. Government re lat ed or government sponsored enterprise securities represent implied rating by one of the previously noted rating agencies 14 9% 37% 47% 7% Securities Portfolio by Type Treasury/Agency States and Political Subdivisions MBS/CMO Corporate & Other AFS HTM At September 30, 2023 $2,615 $2,111 Aaa /AAA 464 1,159 Aa/AA 88 311 A 178 158 Baa/BBB 13 7 Not Rated $3,358 $ 3 , 746 Total $3,358 $ 2 , 851 Fair value Securities Portfolio Bond Ratings 2 $ in millions 39% 61% Senior Debt Subordinated Debt Corporate Bond Portfolio Effective Duration Yield (FTE) (1) At September 30, 2023 Fixed Rate 13.36 3.27% Municipal 5.10 2.08 MBS/CMO 7.65 2.30 Treasury/Agency 3.85 4.73 Corporate 10.90 2.02 Other - 5.58 Variable Rate 7.35 3.13% Total Securities Portfolio Summary Including the impact of $1B matched swap on certain fixed rate securities, the effective duration of the securities portfolio is reduced to 6.51 Securities Portfolio Highlights □ Focus on balance sheet optimization leads to further decline in securities portfolio . □ Average securities to total earning assets of 30 % at 9 / 30 / 23 compared to 39 % at 12 / 31 / 21 □ Cash flows from principal maturities of securities utilized to fund loan growth and reduce wholesale funding . □ Approximately $ 140 - $ 180 million per quarter of projected principal maturities □ 95 % of total securities portfolio A - rated or higher at 9 / 30 / 23 □ 53 % of corporate bond portfolio invested in Fortune 500 companies □ Recaptured $ 1 . 2 million of provision for credit losses on investment securities available for sale in the corporate bond portfolio during Q 3 23 43% 10% 21% 26% Fortune 500 - Banks Fortune 500 - Other Banks >$20B in assets Banks <$20B in assets

Liquidity: Significant sources of liquidity and low reliance on borrowed funds

Cash and Cash Equivalents + Variable Rate Securities
$ in millions



$3,286
$3,150
$3,132
$2,321
$1,910
$1,824
$1,572
$1,578
$1,406
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Cash & Cash Equivalents
Variable Rate Securities

Borrowed Funds as a Percent of Total Liabilities
Period End Balances



7%
6%
6%
5%
6%
13%
13%
10%
10%
9%
6%
6%
7%
7%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Q1 23
Q2 23
Q3 23

Loan to Deposit Ratio



Peer Median[1]
71%
69%
69%
74%
79%
83%
84%
84%
NA
60%
62%
62%
69%
70%
72%
74%
75%
75%
Q3 21
Q4 21
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23

Additional Liquidity Sources
$ in millions

FHLB borrowing availability	$ 5,372
Unpledged securities	4,124
Fed Funds lines and Fed Discount Window and Bank Term Funding Program	1,951
Total at 9.30.23	**$11,447**
Uninsured, non-collateralized deposits[2]	**$4,631**
Coverage ratio	**2.5x**

NA – not available
(1) Source: S&P Global Market Intelligence. Represents peer median loan to deposit ratio. Peer group includes ABCB, AUB, OZK, BOKF, CADE, CBSH, FBK, HWC, HTLF, HOMB, IBTX, ONB, PNFP, PB, RNST, SSB, SNV, TRMK, UMBF, UCBI
(2) Uninsured, non-collateralized deposits represent uninsured deposits of Simmons Bank, less the uninsured portion of collateralized deposits, and deposit balances of SFNC subsidiaries. See appendix for Non-GAAP reconciliation

15

$1,633.5 $913.7 $749.4 $366.6 $1,348.9 $997.0 $155.4 $1.5 Q4 23 Q1 24 Q2 24 Q3 24 Other CDs Brokered CDs Weighted Average Rates 4.23% 4.90% 3.64% 5.09% 3.99% 5.29% 3.35% 4.05% 1 6 Interest Rate Sensitivity Balance Sheet Interest Rate Sensitivity Over the next 12 months (estimated) 0.43% 0.22% (0.21)% D50 bps D25 bps U25 bps Estimated net interest income sensitivity given immediate, parallel shift in interest rates across the yield curve with a static balance sheet Immediate change in interest rates 44% 56% Variable Rate Loans Fixed Rate Loans Fixed vs Variable Rate 48% 25% 5% 22% Daily Within 3Mo 4 to 12 Mo Over 12 Mo Variable Rate Loans – Rate Reset Date Gradual change in interest rates* Estimated net interest income sensitivity given gradual, parallel shift in interest rates across the yield curve with a static balance sheet Schedule of Select Maturities (over the next 12 months) $ in millions * Assumptions used in balance sheet interest rate sensitivity estimates under a gradual increase/decrease in interest rates i ncl ude the following: Down 50 bps scenario – 25 bp decrease in March 2024 and 25 bp decrease in June 2024 Down 25 bps scenario – 25 bp decrease in March 2024 Up 25 bps scenario – 25 bp increase December 2023 (0.17)% (0.16)% (0.07)% D50 bps D25 bps U25 bps Loan Portfolio At September 30, 2023 □ ~ $ 140 - $ 180 million per quarter of projected securities principal maturities □ ~ $ 1 . 0 billion of fixed rate loans principal maturities at a weighted average rate of 5 . 78% □ ~ $ 1 . 2 billion of FHLB advances maturing at a weighted average rate of 5 . 44%

Capital: Strong regulatory capital position and focused on tangible book value per share

Tier 1 Leverage Ratio[1]


9.2%
9.2%
9.3%
Q3 22
Q2 23
Q3 23
WELL CAPITALIZED
5.0%

CET 1 Capital Ratio[1]


11.7%
11.9%
12.0%
Q3 22
Q2 23
Q3 23
WELL CAPITALIZED
6.5%

Tier 1 Risk-Based Capital Ratio[1]


11.7%
11.9%
12.0%
Q3 22
Q2 23
Q3 23
WELL CAPITALIZED
8.0%

Total Risk-Based Capital Ratio[1]


14.1%
14.2%
14.3%
Q3 22
Q2 23
Q3 23
WELL CAPITALIZED
10.0%

Book Value Per Common Share[1]


+6%
$24.87
$26.59
$26.26
Q3 22
Q2 23
Q3 23

Tangible Book Value Per Common Share [1,2]


+9%
$13.51
$15.17
$14.77
Q3 22
Q2 23
Q3 23

Capital Ratios (at 9/30/23)

CET 1 Capital Ratio **12.0%**	CET 1 Capital Ratio, Including AOCI[2] **9.4%**
Equity to Assets **11.9%**	Tangible Common Equity Ratio[2] **7.1%**

Share Repurchase Activity[3] (Q3 23)

- **1.1 million** shares repurchased
- **$17.69** weighted average price
- **$20M** total cost of shares repurchased
- **~$40M** remaining share authorization

(1) Q3 23 data as of September 30, 2023, Q2 23 data as of June 30, 2023, and Q3 22 data as of September 30, 2022
(2) Non-GAAP measure that management believes aid in the discussion of results. See Appendix for Non-GAAP reconciliation
(3) Market conditions and our capital needs (among other things) will drive decisions regarding additional, future stock repurchases

17

Loan Portfolio

$5,138 $5,000 $4,725 $4,443 $4,049 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Unfunded Commitments $ in millions Mortgage Warehouse Agricultural 19 Loan Portfolio: Well - diversified, granular portfolio with no significant concentrations Total loans at 9/30/23 Total loans at 6/30/23 $(57) $16 $(64) $25 $(92) $91 $19 $(62) Linked Quarter Loan Growth $ in millions Total Loans RE - Commercial RE - Construction Commercial RE – Single Family Loan Portfolio Waterfall $ in millions Consumer & Other Funded loans /advances Paydowns/ payoffs 82% variable rate • 73% tied to Prime • 27% tied to SOFR Loan Portfolio Highlights □ Well - diversified, granular portfolio with no significant industry or geographic concentrations □ Highly focused on maintaining conservative underwriting standards and structure guidelines while emphasizing prudent pricing discipline □ Very limited exposure to Shared National Credits (SNCs) ▪ SNCs represent < 1 % of total loans ▪ Additional banking relationships with all borrowers Includes $160M payoff of low fixed rate or elevated risk rated loans

Loan Portfolio: Well-performing and low leverage in key portfolios

Loan Portfolio – Geographic diversification

By State



$16.4B[1]
32%
18%
15%
10%
5%
2%
18%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Top 10 MSAs	% of Total Loans[1]	% of Total Commitments[1]
Dallas-Plano-Irving	10.0%	10.1%
Houston-Sugarland-Baytown	8.6%	8.7%
Memphis	6.0%	6.0%
Little Rock-North Little Rock-Conway	5.5%	5.8%
Fort Worth-Arlington	5.2%	5.0%
Nashville-Davidson-Murfreesboro	5.2%	5.9%
St. Louis	3.5%	3.2%
Fayetteville-Springdale-Rogers	3.2%	3.0%
Oklahoma City	2.3%	2.2%
Jonesboro, AR	2.1%	2.0%

Office Portfolio (non-owner occupied)

By State



$0.9B
44%
13%
12%
10%
2%
2%
17%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Key Statistics	At 9/30/23
NPL Ratio	0.00%
Past Due 30+ Days	0.00%
Average Loan Size	$2.3M
Median Loan Size	$0.5M
Number of Loans <$1M	64%
Average LTV	48.7%
Weighted Average LTV	55.6%

Multifamily

By State



$1.3B
40%
12%
12%
6%
6%
9%
15%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Key Statistics	At 9/30/23
NPL Ratio	0.09%
Past Due 30+ Days	0.00%
Average Loan Size	$3.3M
Median Loan Size	$0.6M
Number of Loans <$1M	62%
Average LTV	53.0%
Weighted Average LTV	61.2%

Construction-Land Development

By State



$3.0B
43%
10%
12%
3%
3%
3%
26%
Texas
Arkansas
Tennessee
Missouri
Oklahoma
Kansas
Other

Key Statistics	At 9/30/23
NPL Ratio	0.10%
Past Due 30+ Days	0.01%
Average Loan Size	$1.2M
Median Loan Size	$0.3M
Number of Loans <$1M	83%
Average LTV	56.7%
Weighted Average LTV	58.3%

(1) Total loans and commitments excluding credit card portfolio and mortgage warehouse
Data shown above as of September 30, 2023.

20

Loan Pipelines: Capitalizing on opportunities that meet pricing and disciplined credit appetite

Commercial Loan Pipeline by Category

$ in millions



Opportunity
Proposal
Ready to Close
$2,364
$776
$838
$750
$3,015
$1,114
$1,077
$824
$1,549
$552
$542
$455
$1,122
$270
$460
$392
$1,048
$504
$252
$292
$689
$274
$167
$248
$877
$433
$200
$244
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23
Rate Ready to Close[1]
3.43%
4.45%
5.84%
6.85%
7.32%
7.94%
+49 bps
8.43%

Mortgage Loan Volume

$ in millions



Mortgage Closed Loan Volume
Mortgage Pipeline Volume
$99
$219
$58
$223
$36
$183
$21
$127
$36
$106
$32
$152
$24
$101
Q1 22
Q2 22
Q3 22
Q4 22
Q1 23
Q2 23
Q3 23

Q3 23 Highlights

- Focused on maintaining prudent underwriting standards and pricing discipline given projections surrounding near-term future economic growth
- While loan growth has moderated throughout the year, as expected, linked quarter increase in ready to close loans represents ability to capitalize on opportunities that meet pricing and disciplined credit appetite
- Rate ready to close +49 bps on a linked quarter basis
- Mortgage loan originations in Q3 23:
  - 82% purchase
  - 18% refinance

1 Rate ready to close represents the weighted average rate on commercial loans that are ready to close and does not include fees, including FAS 91 fees, associated with those commercial loans

21

Credit Quality

23 Credit Quality: Key credit quality metrics remain near historical lows Source: S&P Global Market Intelligence 2017 – 2022 (1) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respectiv e p eriod (2) Net charge - offs to average loans for the full - year for each respective year shown above; quarterly annualized data for eac h respective quarter (3) Non - GAAP measures that management believes aid in the discussion of results. See Appendix for Non - GAAP reconciliation 0.81% 0.67% 0.65% 0.96% 0.57% 0.37% 0.37% 0.38% 0.43% 0.49% 2017 2018 2019 2020 2021 2022 Q4 22 Q1 23 Q2 23 Q3 23 Annual Nonperforming loans / loans 1 Strategic decision to de - risk certain elements of the loan portfolio through planned run - off of particular acquired non - relationship credits Quarterly Nonperforming assets / total assets 1 0.83% 0.64% 0.55% 0.64% 0.31% 0.23% 0.23% 0.26% 0.28% 0.32% 2017 2018 2019 2020 2021 2022 Q4 22 Q1 23 Q2 23 Q3 23 Annual Quarterly Net charge - offs to average loans 2 0.31% 0.21% 0.24% 0.45% 0.13% 0.09% 0.13% 0.03% 0.04% 0.28% 0.05% 2017 2018 2019 2020 2021 2022 Q4 22 Q1 23 Q2 23 Q3 23 NCO Ratio (as reported) NCO Ratio (excluding single credit)(3) Annual Quarterly K ey Credit Metrics : ▪ Average FICO Scores 754 ▪ Balance Weighted Average FICO Score 746 ▪ Line Utilization 19% 1.61% 1.64% 1.86% 1.60% 1.40% 1.44% 1.52% 1.69% 2.25% 2.19% 2017 2018 2019 2020 2021 2022 Q4 22 Q1 23 Q2 23 Q3 23 Credit card portfolio net charge - off ratio 2 Annual Quarterly Linked Quarter Comparison (Q3 23 vs Q2 23) □ Increase in nonperforming assets primarily due to a commercial credit totaling approximately $ 8 . 0 million, offset in part by payoffs received on previously identified nonaccrual commercial and agricultural loans □ Completed a comprehensive review of our $ 305 million nursing/extended care portfolio during the quarter ▪ Net charge - off ratio reflects $ 9 . 6 million charge - off on a single nursing/extended care related credit that accounted for 23 bps of total 28 bps of net charge - offs in the quarter □ ACL to total loans ended the quarter at 1 . 30% □ NPL coverage ratio ended the quarter at 267 % Key Highlights 0.29% 0.19% 0.24% 0.21% 0.11% 0.18% 0.18% 0.15% 0.10% 0.11% 2017 2018 2019 2020 2021 2022 Q4 22 Q1 23 Q2 23 Q3 23 Past due 30+ days / total loans 1 Annual Quarterly

24 ACL: Reflects current economic forecast and composition of loan portfolio Note: Numbers may not add due to rounding ACL – Allowance for Credit Losses on Loans (1) As of December 31, for each respective year shown above; quarterly data as of the end of the quarter for each respectiv e p eriod ACL / Loans ACL $ in millions 1.41% $ 212.6 ACL as of 6/30/22 (15.9) Q3 22 Recapture of Provision (0.2) Q3 22 Net Charge - Offs 1.1 Day 1 PCD Allowance Adjustment (Spirit) 1.27% $ 197.6 ACL as of 9/30/22 - Q4 22 Provision (5.1) Q4 22 Net Charge - Offs 4.5 Day 1 PCD Allowance Adjustment (Spirit) 1.22% $ 197.0 ACL as of 12/31/22 10.9 Q1 23 Provision (1.3) Q1 23 Net Charge - Offs 1.25% $ 206.6 ACL as of 3/31/23 5.1 Q2 23 Provision (1.6) Q2 23 Net Charge - Offs 1.25% $ 210.0 ACL as of 6/30/23 20.2 Q3 23 Provision (11.7) Q3 23 Net Charge - Offs 1.30% $ 218.5 ACL as of 9/30/23 Allowance for Credit Losses on Loans and Loan Coverage Reserve for Unfunded Commitments As of 9/30/23 As of 6/30/23 As of 3/31/23 As of 12/31/22 As of 9/30/22 $ in millions $4,049 $4,443 $4,725 $5,000 $5,138 Unfunded Commitments $25.6 $36.9 $41.9 $41.9 $41.9 Reserve for Unfunded Commitments $(11.3) $(5.0) - - $16.0 Provision for Unfunded Commitments 0.6% 0.8% 0.9% 0.8% 0.8% Reserve / Unfunded Balance ACL METHODOLOGY AS OF 9/30/23: ▪ Moody’s September 2023 scenarios with management’s weighting: Baseline (75%) / S1 (15%) / S3 (10%) ▪ Total credit coverage / total commitments: 1.17% ACL / Loans (%) and ACL ($) 1 $ in millions $220 $238 $205 $179 $213 $198 $197 $207 $210 $219 1.52% 1.85% 1.71% 1.49% 1.41% 1.27% 1.22% 1.25% 1.25% 1.30% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 1.60% 1.80% 2.00% $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $250 1/1/20 CECL Adoption 2020 2021 Q1 22 Q2 22 Q3 22 Q4 22 Q1 23 Q2 23 Q3 23 Recapture of reserve for unfunded commitments over the past two quarters reflects the decline in unfunded commitments

25 Breakout: Loan portfolio by category as of September 30, 2023 as of June 30, 2023 Unfunded Commitment Reserve ACL % Unfunded Commitment $ Nonperforming $ Classified $ % of Total Loans Balance $ % of Total Loans Balance $ $ in millions Total Loan Portfolio - 3.2% - 1 1 1% 192 1% 210 Consumer - Credit Card 0.5% 2.6% 26 - - - 113 1% 148 Consumer - Other 1.0% 1.2% 2,095 3 5 18% 3,022 17% 2,931 Real Estate - Construction 0.5% 1.1% 260 12 205 45% 7,565 45% 7,546 Real Estate - Commercial 0.3% 1.8% 320 24 29 16% 2,658 16% 2,633 Real Estate - Single - family 0.1% 1.3% 1,260 41 46 15% 2,477 15% 2,569 Commercial - 0.2% - - - 1% 158 1% 215 Mortgage Warehouse 0.1% 0.5% 88 1 1 2% 297 2% 281 Agriculture 1.0% 0.7% - - - 2% 290 2% 301 Other 0.6% 1.30% 4,049 82 287 100% 16,772 100% 16,834 Total Loan Portfolio Loan Concentration (Holding Company Level) : 102% 99% C&D 274% 273% CRE Select Loan Categories 1.1% 1.2% 113 1 5 8% 1,285 8% 1,332 Retail 0.1% 4.9% 2 - 101 2% 305 2% 329 Nursing / Extended Care 0.5% 1.0% 149 4 15 3% 577 3% 553 Healthcare 0.6% 0.7% 832 1 16 8% 1,307 7% 1,228 Multifamily 1.6% 2.1% 73 5 51 4% 720 4% 745 Hotel 0.5% 1.0% 40 2 3 3% 508 3% 523 Restaurant 3.0% 2.3% 85 - 5 5% 906 5% 924 NOO Office 0.3% 0.2% 394 - - 9% 1,540 8% 1,423 NOO Industrial Warehouse

Q3 23 Key Takeaways

Balance sheet optimization remains a primary focus and will be driven by targeted loan growth that reflects conservative underwriting standards and disciplined pricing strategy 27 Q3 23 Key Takeaways 1 Continued implementation of Better Bank Initiative with focus on actively managing expenses enabled us to achieve $ 15 M in targeted annual cost savings ahead of schedule 2 Focused on maintaining strong asset quality, capital and liquidity positions . Regulatory capital ratios continue to significantly exceed “well - capitalized” guidelines, allowance ratio at 1 . 30 % and loan - to - deposit ratio at 75% 3 Continue to navigate challenging interest rate environment by utilizing cash flows from securities portfolio to fund loan growth and/or reduce wholesale funding while continuing to focus on deepening customer relationships 4

Appendix

29 Non - GAAP Reconciliations Q3 Q2 Q1 Q4 Q3 2023 2023 2023 2022 2022 $ in thousands, except per share data Calculation of Adjusted Earnings $ 47,247 $ 58,314 $ 45,589 $ 83,260 $ 80,603 Net Income Certain items 5 19 1,396 35 1,422 Merger related costs 547 95 979 1,104 1,235 Branch right sizing, net - - - - 365 Loss from early retirement of TruPS - - - - (750) Gain on sale of intellectual property - - - (4,074) - Gain on insurance settlement 1,557 3,609 - - - Early retirement program (552) (972) (621) _ 768 _ (594) Tax effect⁽¹⁾ 1,557 2,751 1,754 (2,167) 1,678 Certain items, net of tax $ 48,804 $ 61,065 $ 47,343 $ 81,093 $ 82,281 Adjusted earnings (non - GAAP) Calculation of Earnings and Adjusted Earnings per Diluted Share $ 47,247 $ 58,314 $ 45,589 $ 83,260 $ 80,603 Earnings available to common shareholders $ 0.37 $ 0.46 $ 0.36 $ 0.65 $ 0.63 Diluted earnings per share $ 48,804 $ 61,065 $ 47,343 $ 81,093 $ 82,281 Adjusted earnings available to common shareholders (non - GAAP) $ 0.39 $ 0.48 $ 0.37 $ 0.64 $ 0.64 Adjusted diluted earnings per share (non - GAAP) (1) Effective tax rate of 26.135%

Non-GAAP Reconciliations

$ in thousands	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Calculation of Pre-Provision Net Revenue (PPNR)					
Net interest income	$ 193,585	$ 193,026	$ 177,835	$ 163,230	$ 153,433
Noninterest income	43,023	44,647	45,835	44,980	42,777
Less: Gain (loss) on sale of securities	(22)	(52)	-	(391)	-
Less: Noninterest expense	138,943	142,575	143,228	139,696	131,998
Pre-Provision Net Revenue (PPNR) (non-GAAP)	$ 97,687	$ 95,150	$ 80,442	$ 68,905	$ 64,212
Calculation of Adjusted Pre-Provision Net Revenue					
Pre-Provision Net Revenue (PPNR) (non-GAAP)	$ 97,687	$ 95,150	$ 80,442	$ 68,905	$ 64,212
Plus: Merger related costs	1,422	35	1,396	19	5
Plus: Branch right sizing costs, net	1,235	1,104	979	95	547
Plus: Loss from early retirement of TruPS	365	-	-	-	-
Plus: Early Retirement Program	-	-	-	3,609	1,557
Less: Gain on sale of intellectual property	(750)	-	-	-	-
Less: Gain on insurance settlement	-	(4,074)	-	-	-
Adjusted Pre-Provision Net Revenue (non-GAAP)	$ 99,959	$ 92,215	$ 82,817	$ 72,628	$ 66,321
Calculation of Book Value and Tangible Book Value per Share					
Total common stockholders' equity	$ 3,157,151	$ 3,269,362	$ 3,339,901	$ 3,356,326	$ 3,285,555
Intangible assets:					
Goodwill	(1,309,000)	(1,319,598)	(1,320,799)	(1,320,799)	(1,320,799)
Other intangible assets	(133,059)	(128,951)	(124,854)	(120,758)	(116,660)
Total intangible assets	(1,442,059)	(1,448,549)	(1,445,653)	(1,441,557)	(1,437,459)
Tangible common stockholders' equity (non-GAAP)	$ 1,715,092	$ 1,820,813	$ 1,894,248	$ 1,914,769	$ 1,848,096
Shares of common stock outstanding	126,943,467	127,046,654	127,282,192	126,224,707	125,133,281
Book value per common share	$ 24.87	$ 25.73	$ 26.24	$ 26.59	$ 26.26
Tangible book value per common share (non-GAAP)	$ 13.51	$ 14.33	$ 14.88	$ 15.17	$ 14.77

30

Non-GAAP Reconciliations

$ in thousands, except number of employees (FTE)	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Calculation of Total Revenue Excluding Securities Gain (Loss) and Adjusted Total Revenue					
Net Interest Income (GAAP)	$ 193,585	$ 193,026	$ 177,835	$ 163,230	$ 153,433
Noninterest Income (GAAP)	43,023	44,647	45,835	44,980	42,777
Total Revenue	236,608	237,673	223,670	208,210	196,210
Less: Gain (loss) on sales of securities	(22)	(52)	-	(391)	-
Total Revenue, excluding securities gain (loss) (non-GAAP)	$ 236,630	$ 237,725	$ 223,670	$ 208,601	$ 196,210
Total Revenue, excluding securities gain (loss) (non-GAAP)	$ 236,630	$ 237,725	$ 223,670	$ 208,601	$ 196,210
Less: Branch right sizing income	(65)	-	-	-	-
Less: Gain on sale of intellectual property	750	-	-	-	-
Less: Loss from early retirement of TruPS	(365)	-	-	-	-
Less: Gain on insurance settlement	-	4,074	-	-	-
Adjusted Total Revenue (non-GAAP)	$ 236,310	$ 233,651	$ 223,670	$ 208,601	$ 196,210
Employees (FTE)	3,206	3,236	3,189	3,066	3,005
Total Revenue per Employee (FTE)	$ 73.80	$ 73.45	$ 70.14	$ 67.91	$ 65.29
Adjusted Total Revenue per Employee (FTE)	$ 73.71	$ 72.20	$ 70.14	$ 68.04	$ 65.29
Calculation of Adjusted Noninterest Income and Adjusted Noninterest Income Excluding Securities Gain (Loss)					
Noninterest Income (GAAP)	$ 43,023	$ 44,647	$ 45,835	$ 44,980	$ 42,777
Less: Branch right sizing income	(65)	-	-	-	-
Less: Gain on sale of intellectual property	750	-	-	-	-
Less: Loss from early retirement of TruPS	(365)	-	-	-	-
Less: Gain on insurances settlement	-	4,074	-	-	-
Adjusted Noninterest Income (non-GAAP)	$ 42,703	$ 40,573	$ 45,835	$ 44,980	$ 42,777
Adjusted Noninterest Income (non-GAAP)	$ 42,703	$ 40,573	$ 40,835	$ 44,980	$ 42,777
Less: Gain (loss) on sale of securities	(22)	(52)	-	(391)	-
Adjusted Noninterest Income, excluding securities gains (losses) (non-GAAP)	$ 42,725	$ 40,625	$ 40,835	$ 45,371	$ 42,777

FTE – Full time equivalent

31

Non-GAAP Reconciliations

$ in thousands	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Calculation of Noninterest Income to Total Revenue					
Noninterest Income to Total Revenue	18.18%	18.79%	20.49%	21.60%	21.80%
Adjusted Noninterest Income, excluding securities gain (loss) to Adjusted Total Revenue (non-GAAP) (reconciliation shown on page 31)	18.08%	17.39%	20.49%	21.75%	21.80%
Noninterest Income per Employee	$ 13.42	$ 13.80	$ 14.37	$ 14.67	$ 14.24
Adjusted Noninterest Income per Employee (FTE)	$ 13.33	$ 12.55	$ 14.37	$ 14.80	$ 14.24
Calculation of Adjusted Noninterest Expense					
Noninterest Expense (GAAP)	$ 138,943	$ 142,575	$ 143,228	$ 139,696	$ 131,998
Less: Merger related costs	1,422	35	1,396	19	5
Less: Branch right sizing expense	1,170	1,104	979	95	547
Less: Early Retirement Program	-	-	-	3,609	1,557
Adjusted Noninterest Expense (non-GAAP)	$ 136,351	$ 141,436	$ 140,853	$ 135,973	$ 129,889
Calculation of Noninterest Expense to Average Assets					
Average total assets	$ 26,868,731	$ 27,180,575	$ 27,488,732	$ 27,766,139	$ 27,594,611
Noninterest expense to average total assets	2.07%	2.10%	2.11%	2.02%	1.90%
Adjusted noninterest expense to average assets (non-GAAP)	2.03%	2.08%	2.08%	1.96%	1.87%

FTE – Full time equivalent

32

Non-GAAP Reconciliations

$ in thousands	Q3 2022	Q4 2022	Q1 2023	Q2 2023	Q3 2023
Calculation of Efficiency Ratio and Adjusted Efficiency Ratio					
Noninterest Expense (efficiency ratio numerator)	$ 138,943	$ 142,575	$ 143,228	$ 139,696	$ 131,998
Total Revenue	$ 236,608	$ 237,673	$ 223,670	$ 208,210	$ 196,210
Fully taxable equivalent adjustment	6,203	6,770	6,311	6,106	6,515
Efficiency ratio denominator	$ 242,811	$ 244,443	$ 229,981	$ 214,316	$ 202,725
Efficiency ratio (based on GAAP figures)	57.22%	58.33%	62.28%	65.18%	65.11%
Adjusted Noninterest Expense (non-GAAP) (reconciliation shown on page 32)	$ 136,351	$ 141,436	$ 140,853	$ 135,973	$ 129,889
Less: Other real estate and foreclosure expense	168	350	186	289	228
Less: Amortization of intangible assets	4,225	4,108	4,096	4,098	4,097
Adjusted efficiency ratio numerator (non-GAAP)	$ 131,958	$ 136,978	$ 136,571	$ 131,586	$ 125,564
Adjusted Total Revenue (non-GAAP) (reconciliation shown on page 31)	$ 236,310	$ 233,651	$ 223,670	$ 208,601	$ 196,210
Fully taxable equivalent adjustment	6,203	6,770	6,311	6,106	6,515
Adjusted efficiency ratio denominator non-GAAP)	$ 242,513	$ 240,421	$ 229,981	$ 214,707	$ 202,725
Adjusted Efficiency Ratio (non-GAAP)	54.41%	56.97%	59.38%	61.29%	61.94%

Fully taxable equivalent adjustment using an effective tax rate of 26.135%

33

Non-GAAP Reconciliations

$ in thousands	Q3 2022	Q2 2023	Q3 2023
Calculation of Tangible Common Equity (TCE)			
Total common stockholders' equity	$ 3,157,151	$ 3,356,326	$ 3,285,555
Total assets	$ 27,076,074	$ 27,959,123	$ 27,564,325
Less: Intangible assets	(1,442,059)	(1,441,557)	(1,437,459)
Total tangible assets	$ 25,634,015	$ 26,517,566	$ 26,126,866
Common equity to total assets	11.66%	12.00%	11.92%
Tangible common equity to tangible common assets (non-GAAP)	6.69%	7.22%	7.07%
Calculation of CET 1 Capital Ratio, Including the Impact of AOCI			
Total stockholders' equity	$ 3,157,151	$ 3,356,326	$ 3,285,555
CECL transition provision	92,619	61,746	61,746
Disallowed allowed intangible assets, net of deferred tax	(1,416,453)	(1,406,500)	(1,402,682)
Unrealized loss (gain) on available for sale securities (AOCI)	567,730	469,988	544,380
Total tier 1 capital (CET 1)	$ 2,401,047	$ 2,481,560	$ 2,488,999
Total tier 1 capital (CET 1)	$ 2,401,047	$ 2,481,560	$ 2,488,999
Less: Unrealized loss (gain) on available for sale securities (AOCI)	567,730	469,988	544,380
Total tier 1 capital, including AOCI (non-GAAP)	$ 1,833,317	$ 2,011,572	$ 1,944,619
Risk weighted assets	$ 20,470,918	$ 20,821,075	$ 20,703,669
CET 1 capital ratio	11.73%	11.92%	12.02%
CET 1 capital ratio, including AOCI	8.96%	9.66%	9.39%

FTE - Fully taxable equivalent adjustment using an effective tax rate of 26.135%

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Non-GAAP Reconciliations

$ in thousands	Q3 2022	Q2 2023	Q3 2023
Calculation of Uninsured, Non-Collateralized Deposit Coverage Ratio			
Uninsured deposits at Simmons Bank	$ 9,315,086	$ 8,507,395	$ 8,143,200
Less: Collateralized deposits (excluding portion that is FDIC insured)	3,094,859	3,030,550	2,835,405
Less: Intercompany eliminations	438,047	674,552	676,840
Total uninsured, non-collateralized deposits	$ 5,782,180	$ 4,802,293	$ 4,630,955
FHLB borrowing availability	$ 3,220,000	$ 5,345,000	$ 5,372,000
Unpledged securities	4,985,000	3,877,000	4,124,000
Fed funds lines, Fed discount window and Bank Term Funding Program	504,000	1,874,000	1,951,000
Additional liquidity sources	$ 8,709,000	$ 11,096,000	$ 11,447,000
Uninsured, non-collateralized deposit coverage ratio	1.5x	2.3x	2.5x
Calculation of Net Charge-Off Ratio			
Net charge-offs			$ 11,641
Less: Partial charge-off of nursing/extended care related loan			9,600
Net charge offs excluding nursing/extended care related credit			$ 2,041
Average total loans			$ 16,758,597
Net charge-offs as a percentage of average total loans (annualized) (NCO ratio)			0.28%
NCO ratio, excluding nursing/extended care related credit (annualized)			0.05%

FTE - Fully taxable equivalent adjustment using an effective tax rate of 26.135%

35

Nasdaq: SFNC 3 rd Quarter 2023 Earnings Presentation Contents 3 Company Profile 4 Q3 Financial Highlights 12 Deposits, Securities, Liquidity, Interest Rate Sensitivity and Capital 18 Loan Portfolio 22 Credit Quality 26 Q3 23 Key Takeaways 28 Appendix